Exhibit 99.1

Stitch Fix Announces Fourth Quarter and Full Fiscal Year 2020 Financial Results

SAN FRANCISCO, September 22, 2020 (GLOBE NEWSWIRE) -- Stitch Fix, Inc. (NASDAQ:SFIX), the leading online personal styling service, has released its financial results for the fourth quarter and full fiscal year 2020 ended August 1, 2020, and posted a letter to its shareholders on its investor relations website.

Fourth quarter highlights*
•Net revenue of $443.4 million, an increase of 11% year over year on an adjusted basis
•Active clients of 3.5 million, an increase of 9% year over year
•Net revenue per active client of $486, an increase of 2% year over year on an adjusted basis
•Net loss of $44.5 million
•Adjusted EBITDA ex. SBC of $11.8 million
•Diluted loss per share of $0.44
Full year highlights*
•Net revenue of $1.7 billion, an increase of 11% year over year on an adjusted basis
•Net loss of $67.1 million and adjusted EBITDA ex. SBC of $38.4 million
•Diluted loss per share of $0.66

* Q4’19 consisted of 14 weeks, which resulted in fiscal 2019 being a 53-week year. As such, any reference to “adjusted” growth rates means we have removed the impact of the extra week to provide a comparison that we believe more accurately reflects our performance. On an unadjusted basis, revenue growth for the fourth quarter and full fiscal year of 2020 was 3% and 9%, respectively, and net revenue per active client was approximately flat year over year.

“I'm very pleased with our strong Q4 results and our return to topline growth. We grew active clients to 3.5 million, an increase of 9% year over year, and generated $443 million in net revenue, reflecting 11% adjusted year-over-year growth,” said Stitch Fix founder and CEO Katrina Lake. “I'm proud of our team for successfully navigating through the deepest impacts of COVID-19 and am excited to bring our model of an individual and deeply personalized shopping experience to even more consumers as they transition to a future of online shopping.”
Stitch Fix President Elizabeth Spaulding added, “We’re particularly excited by the momentum of our direct buy offering. It’s still early days, but the ability to shop personalized items and outfits in our feed-based experience is clearly resonating with our clients. Our styling algorithms combined with input from our talented stylists, and the network effects of nearly 10 years of shopping data are enabling clients to now shop via direct buy without ever having purchased something from us in the past. Encouraged by its early success, we plan to expand the offering to give existing clients more reasons to engage with us, and give new-to-Stitch Fix customers the opportunity to experience the magic of online personal styling through direct buy.”
Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The Company intends to continue to make future announcements of material financial and other information through its investor relations website. The Company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Conference Call and Webcast Information
Katrina Lake, Founder and Chief Executive Officer of Stitch Fix, Mike Smith, President, Chief Operating Officer, and interim Chief Financial Officer of Stitch Fix, and Elizabeth Spaulding, President of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the Company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com. Interested parties can also access the call by dialing 800-289-0571 in the U.S. or 323-794-2093 internationally, and entering conference code 8588442.
A telephonic replay will be available through Tuesday, September 29, 2020, at 888-203-1112 or 719-457-0820, passcode 8588442. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.
About Stitch Fix, Inc.
Stitch Fix is an online personal styling service that is reinventing the shopping experience by delivering one-to-one personalization to our clients through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO Katrina Lake. Since then, we’ve helped millions of women, men, and kids discover and buy what they love through personalized selections of apparel, shoes, and accessories, curated by Stitch Fix stylists and algorithms. For more information about Stitch Fix, please visit https://www.stitchfix.com.

Forward-Looking Statements
This press release and the related conference call and webcast contain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our expectations regarding financial trends in and expectations for our fiscal year 2021; the resilience of our warehouse network, ongoing improvement in client demand, and the impact of the COVID-19 pandemic on consumer purchasing behavior; our redeployment of marketing spend to capitalize on improving consumer optimism in the quarters ahead; market trends, growth, and opportunity; our ability to adapt quickly to new and changing consumer demands; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the continued growth of our offering in the United Kingdom and the expansion of Buy It Again and Complete Your Looks, our enhancements to our direct buy functionality, including the introduction of Trending For You; the continued success of our direct-buy functionality, whether it becomes the growth vector we think it represents, and our plan to use it as a client acquisition vehicle; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize our service and offerings for individual clients; our plans to continue to roll out new features to extend our personalization platform and drive an even stronger personalized eCommerce model; our plans related to client acquisition, engagement, and retention, including any impact on our costs and margins and our ability to determine optimal marketing and advertising methods; and our ongoing search for a new CFO. These statements involve substantial risks and uncertainties, including risks and uncertainties related to the ongoing COVID-19 pandemic, our responses to the pandemic, the responses of our clients, competitors, and suppliers, and the responses of governmental authorities and public health officials; our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission (“SEC”). Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2020. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.

Stitch Fix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	August 1, 2020	August 3, 2019
Assets
Current assets:
Cash and cash equivalents	$143,455	$170,932
Short-term investments	143,037	143,276
Inventory, net	124,816	118,216
Prepaid expenses and other current assets	55,002	49,980
Total current assets	466,310	482,404
Long-term investments	95,097	53,372
Property and equipment, net	70,369	54,888
Operating lease right-of-use assets	132,615	—
Deferred tax assets	333	22,175
Other long-term assets	4,705	3,227
Total assets	$769,429	$616,066
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$85,177	$90,883
Operating lease liabilities	24,333	—
Accrued liabilities	77,590	69,734
Gift card liability	8,590	7,233
Deferred revenue	13,059	11,997
Other current liabilities	3,406	2,784
Total current liabilities	212,155	182,631
Operating lease liabilities, net of current portion	140,175	—
Deferred rent, net of current portion	—	24,439
Other long-term liabilities	16,062	12,996
Total liabilities	368,392	220,066
Stockholders’ equity:
Class A common stock, $0.00002 par value	1	1
Class B common stock, $0.00002 par value	1	1
Additional paid-in capital	348,750	279,511
Accumulated other comprehensive income (loss)	2,728	(187)
Retained earnings	49,557	116,674
Total stockholders’ equity	401,037	396,000
Total liabilities and stockholders’ equity	$769,429	$616,066

Stitch Fix, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Revenue, net	$443,408	$432,149	$1,711,733	$1,577,558
Cost of goods sold	244,298	241,785	957,523	874,429
Gross profit	199,110	190,364	754,210	703,129
Selling, general, and administrative expenses	213,377	188,610	805,874	679,634
Operating income (loss)	(14,267)	1,754	(51,664)	23,495
Interest (income) expense	(1,033)	(1,759)	(5,535)	(5,791)
Other (income) expense, net	162	(571)	1,593	(1,535)
Income (loss) before income taxes	(13,396)	4,084	(47,722)	30,821
Provision (benefit) for income taxes	31,071	(3,095)	19,395	(6,060)
Net income (loss)	$(44,467)	$7,179	$(67,117)	$36,881
Other comprehensive income (loss):
Change in unrealized gain (loss) on available-for-sale securities, net of tax	(247)	229	822	391
Foreign currency translation	1,460	(507)	2,093	(578)
Total other comprehensive income (loss), net of tax	1,213	(278)	2,915	(187)
Comprehensive income (loss)	$(43,254)	$6,901	$(64,202)	$36,694
Net income (loss) attributable to common stockholders:
Basic	$(44,467)	$7,179	$(67,117)	$36,863
Diluted	$(44,467)	$7,179	$(67,117)	$36,864
Earnings (loss) per share attributable to common stockholders:
Basic	$(0.44)	$0.07	$(0.66)	$0.37
Diluted	$(0.44)	$0.07	$(0.66)	$0.36
Weighted-average shares used to compute earnings (loss) per share attributable to common stockholders:
Basic	103,278,240	101,111,138	102,383,282	100,013,462
Diluted	103,278,240	104,190,711	102,383,282	103,653,626

Stitch Fix, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited)
(In thousands)

	For the Fiscal Year Ended
	August 1, 2020	August 3, 2019
Cash Flows from Operating Activities
Net income (loss)	$(67,117)	$36,881
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	(21,594)	(8,203)
Deferred tax assets valuation allowance	43,153	—
Inventory reserves	8,828	7,974
Stock-based compensation expense	67,530	35,256
Depreciation, amortization, and accretion	22,617	14,331
Other	882	148
Change in operating assets and liabilities:
Inventory	(15,222)	(41,233)
Prepaid expenses and other assets	(6,683)	(16,831)
Operating lease right-of-use assets and liabilities	394	—
Accounts payable	(5,520)	10,774
Accrued liabilities	8,297	22,856
Deferred revenue	1,054	3,325
Gift card liability	1,357	825
Other liabilities	4,901	12,491
Net cash provided by operating activities	42,877	78,594
Cash Flows from Investing Activities
Purchases of property and equipment	(30,207)	(30,825)
Purchases of securities available-for-sale	(248,318)	(285,205)
Sales of securities available-for-sale	36,587	10,596
Maturities of securities available-for-sale	171,477	80,250
Net cash used in investing activities	(70,461)	(225,184)
Cash Flows from Financing Activities
Proceeds from the exercise of stock options, net	12,078	13,693
Payments for tax withholding related to vesting of restricted stock units	(12,819)	(6,748)
Issuance costs on revolving credit facility	(694)	—
Net cash provided by (used in) financing activities	(1,435)	6,945
Net increase (decrease) in cash and cash equivalents	(29,019)	(139,645)
Effect of exchange rate changes on cash	1,542	211
Cash and cash equivalents at beginning of period	170,932	310,366
Cash and cash equivalents at end of period	$143,455	$170,932
Supplemental Disclosure
Cash paid for income taxes	$365	$966
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$4,088	$5,272
Capitalized stock-based compensation	$2,450	$1,789
Vesting of early exercised options	$—	$209
Leasehold improvements paid by landlord	$7,406	$—

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We also provide adjusted EBITDA excluding the impact of stock-based compensation expense (“ex. SBC”), which management believes provides useful information to investors and others in understanding our operating performance and facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:
•adjusted EBITDA ex. SBC excludes the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;
•adjusted EBITDA and adjusted EBITDA ex. SBC excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;
•adjusted EBITDA and adjusted EBITDA ex. SBC does not reflect our tax provision, which reduces cash available to us;
•adjusted EBITDA and adjusted EBITDA ex. SBC excludes interest (income) expense and other (income) expense, net, as these items are not components of our core business; and
•free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.
Adjusted EBITDA and Adjusted EBITDA ex. SBC
We define adjusted EBITDA as net income (loss) excluding interest (income) expense, provision (benefit) for income taxes, other (income) expense, net, and depreciation and amortization. We define adjusted EBITDA ex. SBC as adjusted EBITDA excluding stock-based compensation expense. The following table presents a reconciliation of net income (loss), the most comparable GAAP financial measure, to adjusted EBITDA and adjusted EBITDA ex. SBC for each of the periods presented:

	For the Three Months Ended		For the Fiscal Year Ended
(in thousands)	August 1, 2020	August 3, 2019	August 1, 2020	August 3, 2019
Adjusted EBITDA ex. SBC reconciliation:
Net income (loss)	$(44,467)	$7,179	$(67,117)	$36,881
Add (deduct):
Interest (income) expense	(1,033)	(1,759)	(5,535)	(5,791)
Provision (benefit) for income taxes	31,071	(3,095)	19,395	(6,060)
Other (income) expense, net	162	(571)	1,593	(1,535)
Depreciation and amortization	6,004	4,654	22,562	16,095
Adjusted EBITDA	(8,263)	6,408	(29,102)	39,590
Add (deduct):
Stock-based compensation expense	20,055	11,440	67,530	35,256
Adjusted EBITDA ex. SBC	$11,792	$17,848	$38,428	$74,846

Free Cash Flow
We define free cash flow as cash flows provided by (used in) operating activities reduced by purchases of property and equipment that are included in cash flows used in investing activities. The following table presents a reconciliation of cash flows provided by (used in) operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented:

	For the Fiscal Year Ended
(in thousands)	August 1, 2020	August 3, 2019
Free cash flow reconciliation:
Cash flows provided by (used in) operating activities	$42,877	$78,594
Deduct:
Purchases of property and equipment	(30,207)	(30,825)
Free cash flow	$12,670	$47,769
Cash flows used in investing activities	$(70,461)	$(225,184)
Cash flows provided by (used in) financing activities	$(1,435)	$6,945

Operating Metrics

	August 1, 2020	May 2, 2020	February 1, 2020	November 2, 2019	August 3, 2019
Active clients (in thousands)	3,522	3,418	3,465	3,416	3,236
Net revenue per active client(1)	$486	$498	$501	$485	$488

(1) Fiscal year 2019 was a 53-week year, with the extra week occurring in the quarter ended August 3, 2019. Net revenue per active client calculations including the fourth quarter of fiscal year 2019 include 53 weeks of revenue.
Active Clients
We define an active client as a client who checked out a Fix or was shipped an item using our direct-buy functionality in the preceding 52 weeks, measured as of the last day of that period. A client checks out a Fix when she indicates what items she is keeping through our mobile application or on our website. We consider each Men’s, Women’s, or Kids account as a client, even if they share the same household.
Net Revenue per Active Client
We calculate net revenue per active client based on net revenue over the preceding four fiscal quarters divided by the number of active clients, measured as of the last day of the period.

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com